SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: June 14, 2004

QLT INC.

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	000-17082	N/A

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

887 Great Northern Way, Vancouver, B.C. Canada, V5T 4T5

(Address of Principal Executive Offices) (Zip Code)

(604) 707-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES
EXHIBIT INDEX

ITEM 5. OTHER EVENTS.

     On June 14, 2004, QLT Inc., a company incorporated under the laws of the Province of British Columbia (“QLT”), Aspen Acquisition Corp., a Delaware corporation and wholly owned subsidiary of QLT (“Merger Sub”), and Atrix Laboratories, Inc., a Delaware corporation (“Atrix”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into Atrix (the “Merger”), and each outstanding share of common stock of Atrix will be converted into the right to receive 1.0 common shares of QLT and $14.61 in cash, and each outstanding Series A Convertible Exchangeable Preferred Stock will be converted into the right to receive the merger consideration described in Section 2.1(a)(ii) of the Merger Agreement. Immediately following the Merger, the surviving corporation will be merged into a Delaware corporation that is a wholly owned subsidiary of QLT.

     The Merger has been approved by unanimous vote of the boards of directors of both companies. The Merger is structured as a tax-free reorganization, and as such Atrix stockholders will generally recognize gain (but not loss) only to the extent of cash received in the transaction. The transaction is subject to approval by the shareholders of both QLT and Atrix, the expiration or termination of waiting periods under U.S. antitrust laws and other customary conditions.

     The description of the proposed transaction described in this report does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1, to this report and incorporated herein by reference. There can be no assurance that the transactions contemplated by the Merger Agreement will be consummated.

     The press release announcing the transaction, dated June 14, 2004, is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

               (c) Exhibits

2.1	Agreement and Plan of Merger and Reorganization, dated as of June 14, 2004, by and among QLT Inc., Aspen Acquisition Corp., and Atrix Laboratories, Inc. (incorporated by reference to Form 425 filed by QLT, dated June 14, 2004)

99.1	Press Release, dated June 14, 2004, announcing the proposed acquisition by QLT of Atrix Laboratories, Inc. (incorporated by reference to Form 425 filed by QLT, dated June 14, 2004)

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLT INC. (Registrant)
By:	/s/ Michael J. Doty
Michael J. Doty
Senior Vice President and Chief Financial Officer

Dated: June 14, 2004

3

EXHIBIT INDEX

Exhibit
No.	Description
2.1	Agreement and Plan of Merger and Reorganization, dated as of June 14, 2004, by and among QLT Inc., Aspen Acquisition Corp., and Atrix Laboratories, Inc. (incorporated by reference to Form 425 filed by QLT, dated June 14, 2004)

99.1	Press Release, dated June 14, 2004, announcing the proposed acquisition by QLT of Atrix Laboratories, Inc. (incorporated by reference to Form 425 filed by QLT, dated June 14, 2004)

4